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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

The following are subsidiaries of ML & Co. as of March 21, 1997 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(v) of Regulation S-X, under the Securities Exchange Act of 1934.

                                                                State or Juris-
Name                                                           diction of Entity
----                                                           -----------------
Merrill Lynch & Co., Inc. ...........................................Delaware
  Merrill Lynch, Pierce, Fenner & Smith Incorporated(1)..............Delaware
    Broadcort Capital Corp. .........................................Delaware
    Merrill Lynch & Co., Canada Ltd. ................................Ontario
      Merrill Lynch Canada Inc. .....................................Nova Scotia
    Merrill Lynch Life Agency Inc.(2)................................Washington
    Merrill Lynch Professional Clearing Corp.(3).....................Delaware
  Merrill Lynch Bank & Trust Co. ....................................New Jersey
  Merrill Lynch Capital Services, Inc. ..............................Delaware
  Merrill Lynch Government Securities Inc. ..........................Delaware
    Merrill Lynch Money Markets Inc. ................................Delaware
  Merrill Lynch Group, Inc. .........................................Delaware
    Merrill Lynch Capital Partners, Inc. ............................Delaware
    Merrill Lynch Futures Inc. ......................................Delaware
    Merrill Lynch Group Holdings Limited.............................Ireland
      Merrill Lynch Capital Markets Bank Limited.....................Ireland
    Merrill Lynch Insurance Group, Inc. .............................Delaware
      Merrill Lynch Life Insurance Company...........................Arkansas
      ML Life Insurance Company of New York..........................New York
    Merrill Lynch International Finance Corporation..................New York
      Merrill Lynch International Bank Limited.......................England
        Merrill Lynch Bank (Suisse) S.A. ............................Switzerland
    Merrill Lynch Mortgage Capital Inc. .............................Delaware
    Merrill Lynch National Financial.................................Utah
    Merrill Lynch Trust Company(4)...................................New Jersey
      Merrill Lynch Business Financial Services Inc. ................Delaware
      Merrill Lynch Credit Corporation...............................Delaware
    Merrill Lynch Investment Partners Inc. ..........................Delaware
    MLDP Holdings, Inc.(5)...........................................Delaware
      Merrill Lynch Derivative Products AG...........................Switzerland

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(1) MLPF&S also conducts business as "Merrill Lynch & Co."
(2) Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions.
(3) The preferred stock of the corporation is owned by an unaffiliated group of investors.
(4) Similarly named affiliates and subsidiaries that provide trust and custodial services are incorporated in various other jurisdictions.
(5) Merrill Lynch Group, Inc. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties. The board of directors consists of 12 members, 10 of whom are Merrill Lynch employees and 2 of whom represent outside parties.

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                                                            State or Juris-
Name                                                       diction of Entity
----                                                       -----------------
Merrill Lynch & Co., Inc.
  Merrill Lynch Group, Inc. (cont'd)

   ML IBK Positions Inc.(6).................................Delaware
     Merrill Lynch Capital Corporation......................Delaware
   ML Leasing Equipment Corp.(7).............................Delaware
   Princeton Services, Inc.(8)..............................Delaware
  Merrill Lynch International Incorporated..................Delaware
   Merrill Lynch International (Australia) Limited..........New South Wales
   Merrill Lynch International Bank.........................United States
   Merrill Lynch International Holdings Inc. ...............Delaware
     Merrill Lynch Bank (Austria) Aktiengesellschaft A.G. ..Austria
     Merrill Lynch Bank and Trust Company (Cayman) Limited..Cayman Islands,
                                                            British West Indies
     Merrill Lynch International & Co.(9)..................Netherlands Antilles
     Merrill Lynch Capital Markets A.G. ....................Switzerland
     Merrill Lynch Europe PLC...............................England
       Merrill Lynch International..........................England
       Merrill Lynch Capital Markets PLC....................England
       Merrill Lynch, Pierce, Fenner & Smith (Brokers &
         Dealers) Limited...................................England
       Merrill Lynch Trust Company (Jersey) Limited.........Jersey,
                                                            Channel Islands
     Merrill Lynch Europe Ltd. .............................Cayman Islands,
                                                            British West Indies
     Merrill Lynch Holding GmbH.............................Germany
       Merrill Lynch GmbH...................................Germany
     Merrill Lynch France...................................France
       Merrill Lynch Capital Markets (France) S.A. .........France
     Merrill Lynch Far East Limited.........................Hong Kong
   Merrill Lynch Japan Incorporated.........................Delaware

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(6) This company has 7 subsidiaries holding or having a direct or indirect interest in specific investments on its behalf.
(7) This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
(8) This corporation is the general partner of Merrill Lynch Asset Management, LP and Fund Asset Management, LP (whose limited partner in both cases is ML & Co.).
(9) A partnership among subsidiaries of ML & Co.


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